As filed with the Securities and Exchange Commission on August 17, 1995.

                                         Registration No. 33- _____________
_____________________________________________________________________________
_____________________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                     _____________

                                     FORM S-3
                              REGISTRATION STATEMENT

                                      Under
                           THE SECURITIES ACT OF 1933

                                  _____________


                                  AIRGAS, INC.
              (Exact name of registrant as specified in its charter)


                   Delaware                              56-0732648
       (State or other jurisdiction of               (I.R.S. Employer
       incorporation or organization)                Identification No.)

                    Five Radnor Corporate Center, Suite 550
                             100 Matsonford Road
                          Radnor, Pennsylvania 19087
                               (610) 687-5253
            (Address, including zip code, and telephone number,
      including area code, of registrant's principal executive offices)
                                   _____________

                             TODD R. CRAUN, ESQUIRE
                                   AIRGAS, INC.
                       Five Radnor Corporate Center, Suite 550
                               100 Matsonford Road
                           Radnor, Pennsylvania  19087
                                 (610) 687-5253
                (Address, including zip code, and telephone number,
                    including area code, of agent for service)
                                   _____________

                                     Copy to:

                              NANCY D. WEISBERG, ESQ.
                            McCAUSLAND, KEEN & BUCKMAN
                      Five Radnor Corporate Center, Suite 500
                               100 Matsonford Road
                           Radnor, Pennsylvania 19087
______________________________________________________________________________
______________________________________________________________________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /___/

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / X /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                                    _____________


                            CALCULATION OF REGISTRATION FEE

Title of each class               Proposed maximum  Proposed   Amount of
of securities to be  Amount to be offering price    maximum    registration
registered           registered   per share(1)      offering   fee
                                                    price

Common Stock, $.01
par value per share   130,000     $26.938           $3,501,940  $1,208


_____________________

     (1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457 based upon the average of the low and high prices of Registrant's Common Stock on August 16, 1995 on the New York Stock Exchange.

     (2) 514,946 shares of the Registrant's Common Stock are being carried over from the Registrant's Registration No. 33-48388. A registration fee in the amount of $2,330 was paid with the Registrant's filing of Registration No. 33-48388.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus contained herein (i) relates to the Registrant's earlier Registration Statement on Form S-3 (33-48388) and updates the information contained therein and (ii) relates to additional shares of Common Stock of the Registrant issuable upon exchange of shares in certain of the Registrant's operating subsidiary.

                                  AIRGAS, INC.
                       CROSS REFERENCE SHEET PURSUANT TO
                         ITEM 501(b) OF REGULATION S-K



     Item No.    Form S-3 Caption                  Prospectus Page or Caption
     --------    ----------------                  --------------------------

     1.          Forepart of the Registration      Facing Page; Cross
                 Statement and Outside             Reference Sheet; Outside
                 Front Cover Page of Prospectus    Front Cover Page

     2.          Inside Front and Outside Back     Inside Front Cover Page;
                 Cover Pages of Prospectus         Outside Back Cover Page

     3.          Summary Information, Risk         Not Applicable
                 Factors and Ratio of Earnings
                 to Fixed Charges

     4.          Use of Proceeds                   Use of Proceeds

     5.          Determination of Offering Price   Not Applicable

     6.          Dilution                          Not Applicable

     7.          Selling Security Holders          Selling Stockholders

     8.          Plan of Distribution              Plan of Distribution

     9.          Description of Securities to      Incorporated by Reference
                 be Registered                     from the Registrant's
                                                   Registration Statement
                                                   on Form 8-A

    10.          Interests of Named Experts        Legal Matters
                 and Counsel

    11.          Material Changes                  Not Applicable

    12.          Incorporation of Certain          Incorporation by Reference
                 Information by Reference

    13.          Disclosure of Commission          Not Applicable
                 Position on Indemnification
                 for Securities Act Liabilities

PROSPECTUS
__________


                                  AIRGAS, INC.
                                 _____________

                         644,946 Shares of Common Stock


     Up to 644,946 shares (the "Shares") of Airgas, Inc. (the "Company") common stock, par value $.01 per share (the "Common Stock"), may be offered from time to time under this Prospectus by certain minority stockholders of the Company's operating subsidiaries (the "Selling Stockholders"). The Shares may be issued by the Company upon the exchange of shares (the "Subsidiary Shares") in the Company's operating subsidiaries acquired by the Selling Stockholders pursuant to exchange rights agreements. See "Selling Stockholders."

     Neither the sale of the Subsidiary Shares nor the issuance of the Shares by the Company to the Selling Stockholders upon the exchange of the Subsidiary Shares are being registered hereunder. Only the resale of the Shares by the Selling Stockholders is covered by this Prospectus. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

     The Common Stock is traded on the New York Stock Exchange. The last reported sale price of the Common Stock, on August 16, 1995, as reported on the New York Stock Exchange, was $26.75 per share.


                    THESE SECURITIES HAVE NOT BEEN APPROVED OR
               DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
                 NOR HAS THE COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.





                     The date of this Prospectus is _______, 1995.

                           AVAILABLE INFORMATION
                           _____________________


    Airgas, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450
Fifth Street, NW, Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 75 Park Place, 14th Floor, New York, New York 10007. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, NW, Washington, D.C. 20549, at prescribed rates.

     The Company's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Common Stock being offered by this Prospectus. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus concerning any contract or other document filed with or incorporated by reference in the Registration Statement are not necessarily complete, each statement being qualified in all respects by such reference. For further information regarding the Company and the Common Stock, reference is made to the Registration Statement, including the documents and exhibits filed or incorporated as a part thereof, which may be inspected without charge at the office of the Commission at 450 Fifth Street, NW, Washington, DC 20549, and copies of all or any part thereof may be obtained from such office upon payment of the fees prescribed by the Commission.

                            INCORPORATION BY REFERENCE


     The following documents filed by the Company with the Commission (File No. 1-9344) are incorporated herein by reference:


     (1) The Company's annual report on Form 10-K for the fiscal year ended March 31, 1995 and Form 10-K/A1;

     (2)     The Company's Proxy Statement dated July 5, 1995;

     (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995; and

     (4) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A declared effective pursuant to
Section 12(d) of the Exchange Act on December 19, 1986.


     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering made herein, shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all information that has been incorporated by reference in this Prospectus (but not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in the information that this Prospectus incorporates), each such request to be addressed as follows: Todd R. Craun, Esquire, Airgas Management, Inc., Five Radnor Corporate Center, Suite 550, 100 Matsonford Road, Radnor, Pennsylvania 19087, (610) 687-5253.

                                  THE COMPANY
                                  ___________

     The Company distributes industrial, medical, and specialty gases and a wide selection of name-brand welding equipment, accessories and industrial protective equipment. The Company is the largest independent industrial gas distributor in the United States. The Company's principal business strategy is to continue to expand its industrial gas distribution network, through a program of acquiring independent distributors. The Company also manufactures and sells acetylene, nitrous oxide, carbon products and calcium carbide.

                                 THE OFFERING
                                 ____________

     The Shares offered hereby are being offered by the Selling Stockholders, who are holders of minority interests in the Company's operating subsidiaries. See "Selling Stockholders." The Shares may be issued by the Company upon the exchange by the Selling Stockholders of the Subsidiary Shares acquired by them pursuant to exchange rights agreements (the "Exchange Rights Agreements") entered into between the Company and each of the Selling Stockholders. The Exchange Rights Agreements provide the Selling Stockholders with the right to exchange their Subsidiary Shares on certain dates designated by the Board of Directors of the Company (an "Optional Exchange"). Additionally, under certain circumstances, as determined by the Board of Directors, the Company may require the exchange of all Subsidiary Shares in accordance with the Exchange Rights Agreements. The Board of Directors previously designated two Optional Exchange dates and has designated August 31, 1995 as an Optional Exchange date on which the Selling Stockholders may elect to exchange their Subsidiary Shares. Other exchange dates may be designated by the Board of Directors in the future.

    The number of shares of Common Stock received in exchange for Subsidiary Shares is determined based on a valuation of the Subsidiary Shares, as reviewed by an independent appraiser, and the market price of the Company's Common Stock as of a specified valuation date. Of the total number of Shares offered hereby, 426,804 Shares were either issued to the Selling Stockholders upon exchange of their Subsidiary Shares on previous Optional Exchange dates or will be issued to the Selling Stockholders on the August 31, 1995 Optional Exchange date. The Company is unable to determine, at this time, the number of Shares that ultimately will be issued upon the exchange of Subsidiary Shares on future exchange dates.

     The Exchange Rights Agreements provide the Selling Stockholders with certain registration rights. The registration statement of which this Prospectus is a part has been filed by the Company in satisfaction of the Company's obligation to register the Shares for sale by the Selling Stockholders pursuant to the registration rights provided under the Exchange Rights Agreements. The sale of the Subsidiary Shares are not being registered hereunder.

     In connection with the Company's 2-for-1 stock splits on each of November 25, 1992 and November 24, 1993, the Company filed a Form 8-K (the "Form 8-K") dated February 15, 1994 (which Form 8-K is incorporated herein by reference) containing its undertaking to meet the requirements of Rule 416(b) of the Securities Act of 1933 and Regulation S-K, Item 512(a) regarding its Registration Statement No. 33-48388 (the "1992 Registration Statement"). The 1992 Registration Statement became effective on July 23, 1992 and is being updated by this Registration Statement. The number of post-split shares which had been sold by the Selling Stockholders under the 1992 Registration Statement was incorrectly overstated in the Form 8-K. The number of post-split shares which had been sold, as of the date of the Form 8-K, was 431,940, and the number of shares remaining under the 1992 Registration Statement was 568,060. Subsequent to February 15, 1994, 53,114 additional shares were sold under the 1992 Registration Statement.


                              USE OF PROCEEDS
                              _______________

     The Company will receive no proceeds from any sales of the Shares by the Selling Stockholders.

     The Company will pay all fees and expenses incurred by the Company in connection with registering the Shares for sale under the Securities Act.


                            PLAN OF DISTRIBUTION
                            ____________________

     The Company has been advised by the Selling Stockholders that they or, in the event of the death of a Selling Stockholder, the Selling Stockholder's personal representative, may sell all, or a portion or none of the Shares registered for sale by them hereunder from time to time. Any such sales may be in one or more transactions to be executed on the New York Stock Exchange, on any other exchange on which the Common Stock may be traded or in the over-the-counter market at prices prevailing at the times of such sales or in private sales at prices related to the prevailing market prices or at negotiated prices. The sales may involve (a) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases as a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which the broker solicits purchases. The Selling Stockholders have advised the Company that in the event that their sales of the Shares are deemed to be a "distribution" for purposes of Rule 10b-6 promulgated under the Securities and Exchange Act of 1934, they will comply with the provisions of the rule, if applicable. Broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker-dealers that participate in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act of 1933. In the event that a Selling Stockholder engages an underwriter in connection with the sale of Shares, the Selling Stockholder has agreed to file with the Commission, as an exhibit to the registration statement of which this Prospectus is a part, an underwriting agreement, if any, entered into with such underwriter and to disclose any compensation arrangement between the Selling Stockholder and the underwriter in a supplement to this Prospectus or, if required, in a post-effective amendment to the registration statement of which this Prospectus is a part.

                                  SELLING STOCKHOLDERS
                                  ____________________


     The following table sets forth as of August 22, 1995 certain information with respect to beneficial ownership of the Company's Common Stock by the Selling Stockholders who have exchanged some or all of their Subsidiary Shares on previous Optional Exchange dates or have advised the Company that they intend to exchange some or all of their Subsidiary Shares on the August 31, 1995 Optional Exchange date. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders listed possess sole voting and investment power with respect to the shares listed.


                            Number of Shares
                            Beneficially Owned
                            Prior to the
Selling Stockholders        Offering(1)
____________________        __________________

Steven L. Clark (6)           108,166 (3)(4)
Alfred B. Crichton (7)         81,058 (3)(4)
Rudi Endres (8)                43,954 (3)4)
Kenneth A. Keeley (9)         242,629 (3)(4)(10)
Hermann Knieling (11)         106,975 (3)(4)
Kenneth D. Morrison (12)       40,061
William E. Sanford, II (13)    66,016 (3(4)
John T. Winn, III (14)         25,696 (3)(4)(5)
Thomas J. Bennett (15)          4,252 (3)(4)
Richard W. Johnson (16)        47,957 (3)(4)
John W. Smith (17)             20,578 (3)(4)
Ronald E. Arnold (18)          63,524 (3)(4)
Dennis B. Lee (19)             14,255 (3)(4)
William V. Accousti (20)       13,230 (3)

                             Number of Shares
Number of Shares             Beneficially Owned
Being Offered(1)(2)       After the Offering(2)
__________________           _____________________

    75,888                         32,278
    15,463                         65,595
    21,366                         22,588
   125,674                        116,955
    66,291                         40,684
    37,061                          3,000
    17,610                         48,406
     1,073                         24,623
     3,585                            667
    21,245                         26,712
    10,604                          9,974
    13,321                         50,203
     8,717                          5,538
     8,906                          4,324


     (1) Reflects only Shares for which Selling Stockholders have either exchanged their Subsidiary Shares on a previous Optional Exchange date or have advised the Company that they intend to exchange their Subsidiary Shares on August 31, 1995, and which have not yet been resold.

     (2) Assumes that the Selling Stockholders sell all of the Shares being offered.

     (3) Includes the following number of shares of Common Stock which may be acquired by certain of the Selling Stockholders through the exercise of options, warrants or exchange rights which were exercisable or exercised on August 15, 1995 or within 60 days thereof: Mr. Clark, 24,800 shares; Mr. Crichton, 62,350 shares; Mr. Endres 18,525 shares; Mr. Keeley, 108,224 shares; Mr. Knieling, 94,090 shares; Mr. Sanford, 43,950 shares; Mr. Winn, 21,680 shares; Mr. Bennett, 3,585 shares; Mr. Johnson, 38,695 shares; Mr. Smith, 14,394 shares; Mr. Arnold, 60,221 shares; Mr. Lee, 10,942 shares; and Mr. Accousti, 12,806 shares.

     (4) Includes the following number of shares of Common Stock held by certain of the Selling Stockholders under the Company's 401(k) Plan: Mr. Clark, 7,478 shares; Mr. Crichton, 3,245 shares; Mr. Endres, 3,074 shares; Mr. Keeley, 8,232 shares; Mr. Knieling 4,305 shares; Mr. Sanford, 4,256 shares; Mr. Winn, 2,239 shares; Mr. Bennett, 622 shares; Mr. Johnson, 7,426 shares; Mr. Smith, 5,483 shares; Mr. Arnold, 2,771 shares; and Mr. Lee, 2,450 shares.

     (5) Does not include a 2% interest in Southeast Airgas, Inc., a subsidiary of the Company, which Mr. Winn elected not to exchange for the Company's Common Stock on August 31, 1995.

     (6) Mr. Clark served as Vice President of Michigan Airgas, Inc., a subsidiary of the Company, until January 1990 and has served as President of that company since January 1990.

     (7) Mr. Crichton served as Regional Vice President from May 1991 to February 1993 and as President of Sierra Airgas, Inc., a subsidiary of the Company, from January 1987 to February 1993 and has served as Division President-Western Division of the Company since February 1993.

     (8) Mr. Endres served as General Manager and Vice President, Western Region from April 1989 to July 1991 and as Vice President-Marketing from July 1991 to December 1992. He has served as Vice President-International since January 1993.

     (9) Mr. Keeley served as Regional Vice President, East Central Region of the Company from April 1989 until February 1993 and has served as Division President-Central of the Company since February 1993.

     (10) Includes 123,900 shares and warrants, held in a trust, of which Mr. Keeley is the sole beneficiary, and 1,100 shares held in a partnership of which Mr. Keeley holds a 33% interest, with the balance owned by members of Mr. Keeley's family.

     (11) Mr. Knieling served as Regional Vice President of the Company from June 1990 to February 1993 and as Division President-Eastern Division from February 1993 to March 1995, and has served as Division President-Southern Division since April 1995.

     (12) Mr. Morrison served as Vice President of Lone Star Airgas, Inc., a subsidiary of the Company, from October 1988 to July 1993. Mr. Morrison is no longer employed by the Company.

     (13) Mr. Sanford served as President of Cascade Airgas, Inc., a subsidiary of the Company, from April 1989 to February 1993 and has served as Vice President-Sales and Marketing of the Company since February 1993.

     (14) Mr. Winn has served as President of Southeast Airgas, Inc. since February 1993 and Regional Vice President from October 1990 to February 1993.

     (15) Mr. Bennett has served as President of Great Lakes Airgas, Inc., a subsidiary of the Company, since February 1990.

     (16) Mr. Johnson served as Regional Vice President from 1989 until February 1993, and has served as President of Midwest Airgas, Inc., a subsidiary of the Company, since February 1993.

     (17) Mr. Smith served as Vice President of Finance and General Manager of Midwest Airgas, Inc., a subsidiary of the Company, until April 1993, and has served as President of Midstates Airgas, Inc., a subsidiary of the Company, since April 1993.

     (18) Mr. Arnold has served as President of Potomac Airgas, Inc., a subsidiary of the Company, from October 1989 until March 1995. Since March 1995, Mr. Arnold has been responsible for certain special projects.

     (19) Mr. Lee has served as President of Specialty Products & Equipment, a subsidiary of the Company, since March 1989.

     (20) Mr. Accuosti has served as President of Virginia Welding Supply Co., a subsidiary of the Company, since August 1993.

     The following Selling Stockholders have elected not to exchange some or all of their Subsidiary Shares. The table below sets forth certain information with respect to beneficial ownership of the Common Stock by such Selling Stockholders as of August 22, 1995. None of the individuals identified below owns more than 1% of the Company's outstanding Common Stock as of the date of this Prospectus. Unless otherwise indicated, the Selling Stockholders listed possess sole voting and investment power with respect to the shares listed.

                            Number of Shares      Percent of Subsidiary
Selling Stockholder         Beneficially Owned    Shares Owned
___________________         ___________________   ______________________

Ronald W. Savage(3)             10,515 (1)(2)     3% - Parsons Airgas

Dale E. Hess(4)                  7,418 (1)(2)     2% - Great Western Airgas

John Musselman(5)               28,720 (1)(2)     7% - Northeast Airgas

Charles L. Graves(6)            13,672 (1)(2)     2% - Empire Airgas

Dan L. Tatro (7)                 6,352 (1)        2% - Cascade Airgas

Geoffrey C. Pulford (8)          1,353 (1)        5% - Airgas Ontario

Jeff Allen (9)                  16,959 (1)(2)     2% - Central States Airgas

Theodore D. Erkenbrack (10)      2,539 (1)        2% - Northern Gases

Henry B. Coker (11)              7,966 (1)(2)     2% - Gulf States Airgas

Ronald B. Rush (12)             11,335 (1)(2)     2% - Sooner Airgas

Howard E. Wolfe (13)            19,370 (1)(2)     2% - Connecticut Airgas

Barry W. Himes (14)              1,088 (1)(2)     5% - Cryodyne Technologies

Mark A. Straka (15)              6,352 (1)(2)     2% - Southern California

         Airgas

Isaac C. Fortenberry (16)        1,209 (2)        2% - Florida Airgas

Robert J. Finch (17)             7,664 (1)(2)     3% - Airgas Houston

Patricia E. Paddock (18)         7,805 (1)(2)     2% - Pacific Airgas

Noel E. Breedlove (19)               ----         5% - Trinity Airgas
_______________________________________

     (1) Includes the following number of shares of Common Stock which may be acquired by certain of the Selling Stockholders through the exercise of options or warrants which were exercisable on August 22, 1995 or within 60 days thereof: Mr. Savage, 9,915 shares; Mr. Hess, 5,100 shares; Mr. Musselman, 23,140 shares; Mr. Graves, 11,300 shares; Mr. Tatro, 6,300 shares; Mr. Pulford, 625 shares; Mr. Allen, 13,070 shares; Mr. Erkenbrack, 1,640 shares; Mr. Coker, 4,575 shares; Mr. Rush, 11,100 shares; Mr. Wolfe, 15,320 shares; Mr. Himes, 125 shares; Mr. Straka, 5,370 shares; Mr. Finch, 5,190 shares; and Ms. Paddock, 5,800 shares.

     (2) Includes the following number of shares of Common Stock held by certain of the Selling Stockholders under the Company's 401(k) Plan: Mr. Savage, 454 shares; Mr. Hess, 1,736 shares; Mr. Musselman, 3,288 shares; Mr. Graves, 1,996 shares; Mr. Allen, 3,809 shares; Mr. Coker, 2,635 shares; Mr. Rush, 178 shares; Mr. Wolfe, 3,792 shares; Mr. Himes, 507 shares; Mr. Straka, 732 shares; Mr. Fortenberry, 1,054 shares; Mr. Finch, 1,927 shares; and Ms. Paddock, 1,495 shares.

     (3) Mr. Savage served as Vice President-General Manager of Parsons Airgas, Inc., a subsidiary of the Company, from February 1989 until April 1991 and has served as President of that company since May 1991.

     (4) Mr. Hess served as Vice President-General Manager of Great Western Airgas, Inc., a subsidiary of the Company, until January 1991, and has served as President of that Company since January 1991.

     (5) Mr. Musselman has served as President of Northeast Airgas, Inc., a subsidiary of the Company, since June 1989 and served as a Regional Vice President from August 1990 to February 1993.

     (6) Mr. Graves served as Vice President-Operations of Northeast Airgas, Inc., a subsidiary of the Company, from January 1989 until October 1991 and has served as President of Empire Airgas, Inc., a subsidiary of the Company, since October 1991.

     (7) Mr. Tatro served as President of Oregon Airgas, Inc., a subsidiary of the Company from January 1992 until January 1993, and has served as President of Cascade Airgas, Inc., a subsidiary of the Company, since January 1993.

     (8) Mr. Pulford served as Vice President and General Manager of Aerocare Home Medical Limited (a company acquired by the Company in December
1993) until December 1993, and has served as President of Airgas Ontario, a subsidiary of the Company, since December 1993.

     (9) Mr. Allen served as Vice President of Sales for Midwest Airgas, Inc., a subsidiary of the Company, until April 1993, and has served as President of Central States Airgas, Inc., a subsidiary of the Company, since April 1993.

    (10) Mr. Erkenbrack served as Vice President for Northern Gases, Inc. (a company acquired by the Company in October 1991), until October 1991, served as General Manager for Northern Gases, Inc., a subsidiary of the Company from October 1991 until January 1993, and has served as President of that Company since January 1993.

    (11) Mr. Coker served as Sales Manager for Gulf States Airgas, Inc., a subsidiary of the company, from September 1989 until January 1992, Vice President-Marketing of that company from January 1992 until January 1994, and has served as President of that company since January 1994.

    (12) Mr. Rush has served as President of Sooner Airgas, Inc., a subsidiary of the Company, since July 1991.

    (13) Mr. Wolfe served as General Manager of Missouri operations for Midwest Airgas, Inc., a subsidiary of the Company, until May 1993, and has served as President of Connecticut Airgas, Inc., a subsidiary of the Company, since May 1993.

    (14) Mr. Himes served as President, Cryodyne Technologies, Inc. (a company acquired by the Company in December 1993), until December 1993, and has served as President of that company, since December 1993.

    (15) Mr. Straka served as General Manager of Pacific Airgas, Inc., a subsidiary of the Company, from August 1989 to October 1990 and as President of that company from October 1990 to June 1993. He has served as President of Southern California Airgas, Inc., a subsidiary of the Company, since June 1993.

    (16) Mr. Finch served as Vice President-Finance of Gulf States Airgas, Inc., a subsidiary of the Company, from November 1991 until September 1993, Vice President of Operations and Finance of that company from September 1993 until April 1995, and has served as President of Airgas Houston, Inc., a subsidiary of the Company, since April 1995.

    (17) Ms. Paddock served as Controller of Pacific Airgas, Inc., a subsidiary of the Company, from May 1987 until July 1993, and has served as President of that company since July 1993.

    (18) Mr. Breedlove served as President and 50% shareholder of Trinity Welding Supply, Inc. (a company acquired by the Company in May 1995) from May 1991 until May 1995, and has served as President of Trinity Airgas, Inc., a subsidiary of that company since May 1995.

     The Company is not able to determine, at this time, the number of Shares that ultimately will be issued upon the exchange of Subsidiary Shares on future exchange dates, since that amount is based on future valuations of Subsidiary Shares and the Common Stock. The Company intends to continue to sell Subsidiary Shares, from time to time, to certain individuals who serve in senior management positions at its operating subsidiaries.


Transfer Agent and Registrar
____________________________

     The Transfer Agent and Registrar for the Company's Common Stock is The Bank of New York.


                                 LEGAL MATTERS
                                 _____________


     The validity of the Common Stock offered hereby will be passed upon for the Selling Stockholders by McCausland, Keen & Buckman, Radnor, Pennsylvania. Certain attorneys of McCausland, Keen & Buckman beneficially own, in the aggregate, 27,195 shares of the Company's Common Stock and warrants to purchase 16,220 shares of the Common Stock.

                                   EXPERTS
                                   _______


     The consolidated financial statements and schedules of Airgas, Inc. as of March 31, 1995 and 1994, and for each of the years in the three-year period ended March 31, 1995, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

No dealer, salesman or other
person has been authorized to
give any information or to
make any representations not
contained in this Prospectus
in connection with the offer
contained herein, and, if
given or made, such information
or representation must not be
relied upon as having been
authorized by the Company or
Selling Stockholder. This
Prospectus does not constitute
an offer to sell, or a
solicitation of an offer to buy                          AIRGAS, INC.
any securities offered hereby                   644,946 Shares of Common Stock
in any jurisdiction to any
person to whom it is not lawful
to make any such offer or
solicitation in such jurisdiction.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, Common Stock
under any circumstances, create
an implication that there has been
no change in the affairs of the
Company since the date hereof or
that the information contained
herein is correct as of any time
subsequent to its date.

_______________________

TABLE OF CONTENTS

Available Information......... 2
Incorporation By Reference.... 3               _____________________________
The Company................... 4
The Offering.................. 4
Use of Proceeds............... 5                         PROSPECTUS
Plan of Distribution.......... 5
Selling Stockholders.......... 7
Legal Matters................. 11                _____________________________
Experts....................... 12
                                                      _______________, 1995

                                      PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

          Registration Fee            $ 1,208 *
          NYSE Listing Fee              1,500
          Printing and Engraving        1,000
          Accounting Fees               3,000
          Legal Fees                    5,000
          Miscellaneous                 5,000

               Total                  $16,708

     _________________
      *   Actual


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees, and other agents against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was illegal. A similar standard of care is applicable in the case of derivative actions, except the indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

     The Company's articles of incorporation provide that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company (or was serving at the request of the Company as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Company to the full extent authorized or permitted by Delaware law. The articles also provide that the Company may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements) and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts. The Company has entered into such indemnification agreements with its directors and executive officers.

ITEM 16.  EXHIBITS.

         5. Opinion and consent of McCausland, Keen & Buckman, counsel to the Company.

        10.1 Exchange Rights Agreement dated October 1, 1989 (Incorporated by reference to Exhibit 10.13 to the Company's March 31, 1992 annual report on Form 10-K.)

        10.2 First Amendment to Exchange Rights Agreement dated April 30, 1992 (Incorporated by reference to Exhibit 10.14 to the Company's March 31, 1992 annual report on Form 10-K.)

        10.3 Amended and Restated Exchange Rights Agreement (Incorporated by reference to Exhibit 10.15 to the Company's March 31, 1993 annual report on Form 10-K.)

        10.4 First Amendment to Amended and Restated Exchange Rights Agreement (Incorporated by reference to Exhibit 10.11 to the Company's March 31, 1994 annual report on Form 10-K.)

        10.5 Second Amendment to Amended and Restated Exchange Rights Agreement (Incorporated by reference to Exhibit 10.12 to the Company's March 31, 1994 annual report on Form 10-K.)

        23.1    Consent of McCausland, Keen & Buckman (included in Exhibit 5)

        23.2    Consent of KPMG Peat Marwick LLP.

        24.     Power of Attorney (see signature page)

        99. The registrant's Form 8-K dated February 15, 1994. (Incorporated by reference)


ITEM 17.  UNDERTAKINGS.

     I.     Rule 415 Offering.  The undersigned registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          2. That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     II.     Filings Incorporating Subsequent Exchange Act Documents by
Reference.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered pursuant to this registration statement, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     III.     Acceleration of Effectiveness - Indemnification Undertaking.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     IV.     Registration Statement Permitted by Rule 430A.

          The undersigned registrant hereby undertakes that:

          1. For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          2. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                     SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Delaware County, Pennsylvania, on August 17, 1995.

                              AIRGAS, INC.


                              By:/S/PETER McCAUSLAND
                                 ________________________________________
                                  Peter McCausland, Chairman of the Board
                                  and Chief Executive Officer


                              By:/S/ BRITTON H. MURDOCH
                                 ________________________________________
                                  Britton H. Murdoch, Vice President/Finance
                                  and Chief Financial Officer


                              By:/S/JEFFREY P. CORNWELL
                                 ________________________________________
                                  Jeffrey P. Cornwell, Corporate Controller



                                 POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter McCausland and Todd R. Craun, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated.



/S/PETER McCAUSLAND
________________________________________
Peter McCausland, Chairman of the Board               Date:  August 17, 1995
and Chief Executive Officer


/S/BRITTON H. MURDOCH
________________________________________
Britton H. Murdoch, Vice President -                  Date:  August 17, 1995
Finance and Chief Financial Officer


/S/JEFFREY P. CORNWELL
________________________________________
Jeffrey P. Cornwell, Corporate Controller             Date:  August 17, 1995


/S/W.THACHER BROWN
________________________________________
W. Thacher Brown, Director                            Date:  August 17, 1995


/S/FRANK B. FOSTER
________________________________________
Frank B. Foster, III, Director                        Date:  August 17, 1995


/S/JAMES M. HOAK
________________________________________
James M. Hoak, Jr., Director                          Date:  August 17, 1995


/S/JOHN A.H. SHOBER
________________________________________
John A.H. Shober, Director                            Date:  August 17, 1995


/S/ERROLL C. SULT
________________________________________
Erroll C. Sult, Director                              Date:  August 17, 1995


/S/ROBERT E. NAYLOR
________________________________________
Robert E. Naylor, Jr., Director                       Date:  August 17, 1995

/R/ROBERT L. YOHE
________________________________________
Robert L. Yohe, Director                              Date:  August 17, 1995


/S/MERRIL L. STOTT
________________________________________
Merril L. Stott, Director                             Date:  August 17, 1995